UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 20, 2007
_________________
MEADE INSTRUMENTS CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22183 (Commission File Number)	95-2988062 (IRS Employer Identification No.)

6001 Oak Canyon, Irvine, CA (Address of principal executive offices)		92618 (Zip Code)
(949) 451-1450
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
SIGNATURES
INDEX OF EXHIBITS
EXHIBIT 10.85
EXHIBIT 99.1

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     On February 20, 2007, Meade Instruments Corp. (“Meade” or the “Company”) issued the press release attached as Exhibit 99.1 to this report and hereby incorporated by reference, announcing the employment, effective March 19, 2007, of Paul E. Ross (33) as the Company’s new Senior Vice President — Finance and Chief Financial Officer.
     Prior to joining Meade, Ross was chief financial officer and treasurer of Power-One, Inc., a Nasdaq-listed manufacturer of power supply products, from May 2005 to the present. From April 2001 to May 2005, Mr. Ross held other positions at Power-One, Inc., including, Vice President - Finance and Corporate Controller, Director — Corporate Finance, and Manager — Financial Planning and Reporting. From December 1998 to April 2001, Mr. Ross was Senior Financial Analyst, External Reporting Group at BP/Atlantic Richfield Company (ARCO) in Los Angeles, CA. From September 1996 to December 1998, Mr. Ross worked with PriceWaterhouseCoopers LLP as an Audit Associate and Senior Audit Associate.
     The employment arrangement between Mr. Ross and the Company will be governed by an employment agreement to be entered into at a later date. Such employment agreement will include the following material terms and conditions, which are set forth in the Offer Letter between Mr. Ross and the Company, a copy of which is included herewith as Exhibit 10.87 to this report.
     The initial base salary for Mr. Ross will be $260,000. He will also be eligible to participate in the Company’s Fiscal Year 2008 bonus pool. The amount of such bonus will be a pro rata portion (based on length of employment during the fiscal year) of between 0% and 50% of his base salary, with the target level equal to 25% of his base salary. Subject to the terms of the Meade 1997 Stock Incentive Plan, and applicable agreements, on his first day of employment, Mr. Ross will also receive (i) options to purchase up to 150,000 shares of Meade common stock with an exercise price equal to the then current market price (the options will become exercisable in four equal installments over a four year period and will remain valid and outstanding for a five year period from the date of grant), and (ii) restricted shares with an aggregate value of $150,000 (the restricted shares will vest, and the restriction will lapse, 25% per year for a four year period).
     Meade has agreed to reimburse Mr. Ross for his actual and reasonable moving expenses in an amount not to exceed $50,000 and to reimburse Mr. Ross for temporary lodging for up to 90 days. Mr. Ross will also be eligible to participate in the Meade Employee Stock Ownership Plan as well as Meade’s group medical plans.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2007	MEADE INSTRUMENTS CORP.
/s/ MARK D. PETERSON
Mark D. Peterson
Senior Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

Number	Exhibit
10.87	Offer Letter, accepted as of February 8, 2007, by and between Meade Instruments Corp. and Paul E. Ross.

99.1	Press release dated February 20, 2007.